For Immediate Release	Exhibit 99-1

CPG Posts First Quarter Results

Wednesday, May 13, 2009

CPG International Inc. (CPG) a leading manufacturer of premium, low maintenance building products for residential, commercial, and industrial markets today announced first quarter 2009 financial results. CPG’s products include AZEK Trim, AZEK Deck, AZEK Moulding, and AZEK Rail for residential housing markets and bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets.

“As we expected, the negative housing market and broader economy in the first quarter resulted in soft demand and reduced inventory build heading into the spring selling season,” said Eric Jungbluth, CPG’s President and Chief Executive Officer. “Despite soft volumes, we made significant strides on operating efficiencies and key selling and product development initiatives offsetting the difficult environment and positioning CPG for long term growth.”

First Quarter Highlights

•

First quarter sales were $81.4 million, down 13.5% from the first quarter 2008. The Composatron Acquisition and growth at AZEK Deck only partially offset the effects of a declining housing market and softness in industrial markets.

•	Gross margin increased to 34.4% from 26.4% in the first quarter of 2008 driven by lower material costs and operating efficiencies.

•	Net loss, inclusive of goodwill impairment charges of $14.4 million, was $(7.1) million for the first quarter of 2009, down from net income of $2.0 million in the first quarter of 2008.

•

Adjusted EBITDA, excluding the goodwill impairment charges and other adjustments, was $21.0 million in the first quarter of 2009, up from $18.1 million in the first quarter of 2008. EBITDA, inclusive of $14.4 million of goodwill impairment charges, decreased to $6.1 million.

Goodwill and Other Intangibles Impairment Charges

In conjunction with generally accepted accounting principles, CPG conducted its annual impairment test of goodwill as of December 31, 2008 and recorded an initial estimated impairment charge of $36.0 million. During the first quarter of 2009, CPG finalized its impairment analysis and CPG’s audit committee concluded that an additional $14.4 million non-cash charge to goodwill was appropriate. The impairment charges in the first quarter of 2009 financial statements are adjustments that do not affect CPG’s cash position, cash flow from operating activities, revolver availability or liquidity position.

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents.)

CPG reconfirmed earnings guidance for 2009 with Adjusted EBITDA of $40 million to $50 million. Scott Harrison, Executive Vice President and Chief Financial Officer, said “We expect to face a continued difficult demand environment throughout 2009. However, increased efficiencies and lower material costs should help offset softness in our end markets.”

Investor Call

CPG will hold an investor conference call to discuss First Quarter 2009 financial results at 10 AM Eastern time on May 13, 2009. Eric Jungbluth, President and Chief Executive Officer and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 315-3365, and use conference ID code 97390090. An encore presentation will be available for one week after the completion of the call. In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 97390090.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, EverTuff™, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at www.cpgint.com.

Financial Schedules

CPG International Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2009 and December 31, 2008

(unaudited)

(dollars in thousands)

	March 31,	December 31,
	2009	2008
ASSETS:
Current assets:
Cash and cash equivalents	$17,746	$22,586
Receivables:
Trade, less allowance for doubtful accounts of $1,037 and $1,660 in 2009 and 2008, respectively	44,900	17,404
Inventories	31,422	33,664
Deferred income taxes—current	3,290	2,579
Prepaid expenses and other	2,865	5,078
Total current assets	100,223	81,311
Property and equipment—net	90,225	93,451
Goodwill	245,365	260,004
Intangible assets —net	95,403	96,610
Deferred financing costs—net	6,716	7,345
Other assets	182	184
Total assets	$538,114	$538,905

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$23,903	$11,981
Current portion of capital lease	1,471	1,940
Current portion of long-term debt obligations	5,250	5,250
Accrued interest	6,853	14,413
Accrued rebates	4,003	3,553
Accrued expenses	11,197	8,674
Total current liabilities	52,677	45,811
Deferred income taxes	34,579	34,640
Capital lease obligation—less current portion	5,052	5,053
Long-term debt—less current portion	302,076	302,010
Accrued warranty	3,806	3,853
Other liabilities	599	612
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at March 31,
2009 and December 31, 2008	—	—
Additional paid-in capital	212,020	211,941
Retained deficit	(59,643)	(52,593)
Note receivable – CP Holdings	(7,389)	(7,349)
Accumulated other comprehensive loss	(5,663)	(5,073)
Total shareholder’s equity	139,325	146,926
Total liabilities and shareholder’s equity	$538,114	$538,905

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Three Months Ended March 31, 2009 and 2008

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2009	2008
Net sales	$81,415	$94,173
Cost of sales	(53,443)	(69,310)
Gross margin	27,972	24,863
Selling, general and administrative expenses	(12,819)	(12,363)*
Gain on sale of property	—	—
Impairment of goodwill	(14,408)	—
Operating income	745	12,500 *

Other income (expenses):
Interest expense	(8,199)	(9,258)
Interest income	20	79
Miscellaneous – net	41	(15)
Foreign currency loss	(53)	—
Total other expenses-net	(8,191)	(9,194)
(Loss) income before income taxes	(7,446)	3,306 *
Income tax benefit (expense)	396	(1,285)
Net (loss) income	$(7,050)	2,021 *

* Certain amounts presented herein for the three months ended March 31, 2008 have been adjusted to reflect the application of SFAS 123R to the Company’s Class B Unit plan.

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended March 31, 2009 and 2008

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2009	2008
Net (loss) income	$(7,050)	$2,021
Interest expense, net	8,179	9,179
Income tax (benefit) expense	(396)	1,285
Depreciation and amortization	5,328	4,853
EBITDA	$6,061	$17,338

Reconciliation to Adjusted EBITDA:
EBITDA	$6,061	$17,338
Non-recurring items:
Impairment of goodwill	14,408	–
Relocation and hiring costs	44	100
Severance costs	25	71
Settlement charges	–	26
Management fee and expenses	399	551
Non-cash compensation charge	31	29
Registration expenses related to Notes	53	–
Adjusted EBITDA	$21,021	$18,115